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                                                                     EXHIBIT 4.6

                                                                [EXECUTION COPY]

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made this 22nd of July, 1998, by and among Memory Pharmaceuticals Corp. ("Memory" or the "Company") and the Trustees of Columbia University in the City of New York ("Columbia" or the "Holder").

         WHEREAS, pursuant to the terms of a Stock Subscription and Right of First Refusal Agreement of even date herewith, Memory has agreed to issue and sell to Columbia, and Columbia has agreed to purchase from Memory, 100,000 shares (the "Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock"), in partial consideration for the execution and delivery by Columbia of an exclusive License Agreement with the Company of even date herewith;

         WHEREAS, all of the Shares are "restricted securities" within the meaning of the Securities Act of 1933, as amended; and

         WHEREAS, Memory is willing to grant to Columbia certain registration rights with respect to the Shares subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the License Agreement and Subscription Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

                  "Initial Public Offering" means the first underwritten public offering of Common Stock of the Company and offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Securities Act with the Commission.

                  "Registrable Shares" shall mean (i) the Shares, (ii) any shares of the Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares and (iii) any other shares of Common Stock issued with respect to the Shares by reason of stock dividends, stock splits, recapitalizations, reorganizations or similar corporate action; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares
(A) upon any sale pursuant to a registration statement under the Securities Act,
Section 4(1) of the Securities Act or Rule 144 promulgated under the Securities Act, (B) upon any sale, transfer or assignment in any manner to any entity or person who, by virtue of Section 14 hereof, is not entitled to the rights provided by this Agreement, (C) during such period (but only during such period) as such shares of Common

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Stock are eligible for resale (or for "delegending" as restricted securities)
under Rule 144(k) of the Securities Act (or any successor rule thereto) and (D) during such period (but only during such period) as such shares of Common Stock may be sold or otherwise disposed of within a three month period under Rule 144 of the Securities Act, or any similar rule promulgated by the Commission permitting the resale of restricted securities without the necessity of a registration statement under the Securities Act.

                  "Registration Expenses" and "Selling Expenses" shall mean the expenses described in Section 5.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

         SECTION 2. Incidental Registration. If the Company for itself or any of its security holders shall at any time or times after the Initial Public Offering determine to register under the Securities Act any shares of its capital stock or other securities (other than the registration of an offer, sale or other disposition of securities (i) to employees of, or other persons providing services to, the Company or any subsidiary pursuant to an employee or similar benefit plan, registered on Form S-8, a comparable or successor form or another form which is used solely for the purpose of registering such plan, or
(ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or comparable or successor rule, registered on Form S-4 or similar or successor forms), the Company will notify the Holder of such determination, and, upon written request received from the Holder by the Company within ten (10) days after the notice is given by the Company, the Company will use its best efforts, as soon as practicable thereafter, to cause any of the Registrable Shares specified by the Holder to be included in such registration statement to the extent and under the conditions such registration is permissible under the Securities Act. Notwithstanding the foregoing, in the event the proposed registration is in whole or in part an underwritten public offering and if the managing underwriter(s) determine(s) and advises the Company that the inclusion of some or all of the Registrable Shares requested to be included in the registration concurrently with the securities being registered by the Company or other securityholders would interfere with the successful marketing of such securities, then the number of Registrable Shares otherwise to be included in the registration statement by the Holders shall be reduced to the required level (1) first, by reducing the participation of such requesting Holders in such offering pro rata amongst all participating holders, other than shares included in the offering pursuant to the following Clause (2), and (2) second, by excluding shares pursuant to the terms of that certain Investor Rights Agreement dated April 24,1998, as amended, modified or supplemented, and any other agreements by the Company then in effect. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2 without thereby incurring any liability to the holders of Registrable Shares. If the Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s). Any Registrable Shares withdrawn from such underwriting shall be withdrawn from such registration.

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         The Company agrees that until all of the Registrable Shares have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit the Holder of the Registrable Shares to sell such securities pursuant to Rule 144 under the Securities Act.

         SECTION 3. Conditions of Obligation to Register Registrable Shares. As conditions to the Company's obligation hereunder to cause a registration statement to be filed or Registrable Shares to be included in a registration statement, the Holder shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration,
(b) agree to sell their Registrable Shares on the basis provided in any underwriting arrangements and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

         SECTION 4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to include any of the Registrable Shares in a registration statement filed under the Securities Act, the Company shall, as expeditiously as possible:

                  4.1 Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective.

                  4.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for not more than three months from the date of its effectiveness (plus such additional time during which the Holder must cease making offers and sales, as provided in Section 4.5) or (unless otherwise required by the Securities Act) until the Registrable Shares covered thereunder have been sold, whichever is earlier.

                  4.3 Furnish to the Holder such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of its Registrable Shares.

                  4.4 Use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter(s) shall reasonably request, and use its best efforts to do any and all other acts and things which may be necessary or advisable so to register or qualify the Registrable Shares to enable the Holder to consummate the disposition of the Registrable Shares owned by the Holder in such jurisdictions during the period covered in Section 4.2; provided that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action

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         which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject.

                  4.5 Immediately notify the Holder of any Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Holder agrees upon receipt of such notice, forthwith to cease making offers and sales of the Registrable Shares pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose and to return to the Company, for modification and exchange, the copies of such prospectus not theretofore delivered by such Holder; provided, that the Company shall forthwith prepare and furnish, after securing such approvals as may be necessary, to the Holder a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  4.6 Promptly notify the Holder of any stop order or similar proceeding initiated by state or Federal regulatory bodies and use its best efforts to take all necessary steps expeditiously to remove such stop order or similar proceeding.

         SECTION 5. Description of Expenses. All expenses incurred by the Company in complying with any of the foregoing provisions of this Agreement, including, without limitation, all Federal (including Commission and National Association of Securities Dealers, Inc.) and state registration qualification and filing fees, printing expenses, any premium involved in securing a policy or policies of registration insurance (but only if the Company in its sole discretion shall choose to secure such a policy or policies, such policy or policies to be herein referred to as "registration insurance"), fees and disbursements of counsel for the Company, and accountants fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), incident to or required by any such registration are herein called "Registration Expenses". All underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Shares hereunder are herein called "Selling Expenses".

         If the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, all Selling Expenses incurred in connection with registration statements covering Registrable Shares shall be borne by the Holder (or by the Holders participating in such registration, pro rata) and all Registration Expenses shall be borne by the Company.

         SECTION 6. Indemnification; Underwriting Agreements.

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         Registrations. In the event that the Company registers any shares under the Securities Act pursuant to the provisions of this Agreement:

                  6.1 The Company agrees to indemnify and hold harmless the Holder against any and all losses, claims, damages, liabilities or expenses, joint or several, arising out of or based upon (i) any violation of the Securities Act, the Securities Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder or any untrue statement or alleged untrue statement of a material fact in any related registration statement, prospectus, offering circular, notification or other document or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Applications executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (iv) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification (provided that in such instance the Company shall not be so liable if it has used its best efforts to so register or qualify the Registrable Securities) and will reimburse each such Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that the Company will not be liable in any of the above cases if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with or in reliance upon written information furnished by or on behalf of any such Holder in writing for use in such registration statement or prospectus, or a failure by such Holder to furnish any statement with respect to such Holder required to be included therein. Promptly after receipt by the Holder of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder shall notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, receipt of such notice and such Holder's reasonable cooperation, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder, and the payment of expenses and such counsel's fees) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company or unless such Holder shall have in good faith reasonably concluded that there may be a conflict of interest between the Company and such Holder in the conduct of the defense of the action. In connection with any offering under this Agreement which is to be underwritten, the Company further agrees to enter into an underwriting agreement in usual

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         and standard form, reasonably satisfactory to the Holder, respecting such offering; provided that the terms of such underwriting agreement shall not be inconsistent or conflict with the provisions of this Agreement.

                  6.2 The obligations of the Company under this Agreement are subject to the following conditions, which the Holder hereby agrees to fulfill: (a) such Holder shall agree, in writing, prior to the filing of such registration or qualification, and hereby does agree to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act and the officers and directors of the Company, against any and all losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any related registration statement, prospectus, offering circular, notification or other document or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to statements or omissions made in reliance upon a statement in writing furnished by or on behalf of such Holder for inclusion therein and with reference to statements or omissions made in reliance upon an omission or failure by such Holder to furnish any statement with respect to such Holder required to be included therein and (b) if such registration or qualification relates to an offering which is to be underwritten, that such Holder enters into an underwriting agreement in usual and standard form respecting such offering; provided, further, that the terms of such underwriting agreement shall not be inconsistent or conflict with the provisions of this Agreement. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against a Holder, the Company will notify such Holder in writing of the commencement thereof, and such Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company, and the payment of expenses and such counsel's fees) insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder. The Company and each such director, officer, or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such Holder unless employment of such counsel has been specifically authorized by such Holder or unless an Indemnified Party (as defined in Section 6.3, below) shall have in good faith reasonably concluded that there may be a conflict of interest between the Indemnified Party and such Holder in the conduct of the defense of the action.

                  6.3 A party required to indemnify another party pursuant to this Section 6 ("Indemnifying Party") shall not be liable for any settlement of any action or claim relating to such liability or expense effected without its consent, but if any settlement is effected with its consent or if a final judgment for the plaintiff is entered in any such action, such Indemnifying Party agrees to indemnify and hold harmless the party so indemnified ("Indemnified Party") from and against any loss or liability by reason of any such settlement or judgment. The Indemnifying Party shall indemnify the Indemnified Party for expenses, including but not limited to fees and disbursements of counsel,

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         incurred by the Indemnified Party in connection with the
         indemnification proceeding as such expenses are incurred.

                  6.4 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) a Holder of Registrable Securities exercising rights under this Agreement makes a claim for indemnification pursuant to this
         Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder of Registrable Securities will be required to contribute any amount in excess of the proceeds received from the sale of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         SECTION 7. Mergers, etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement and, for that purpose, references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Holder would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization and other securities to which they subsequently give rise; provided, that this Section 7 shall not apply if the Holder shall receive, pursuant to such merger, consolidation or reorganization, in exchange for the Registrable Shares, (a) registered securities listed on the New York Stock Exchange or the American Stock Exchange, or with respect to which prices are reported by the National Association of Securities Dealers Automated Quotation System, Inc., or (b) registration and related rights on terms no less favorable to the Holder than those contained in this Agreement.

         SECTION 8. Market Stand-off. The Holder agrees, if requested by the Company and/or the representative of the underwriters underwriting the Initial Public Offering of the Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during the one hundred and eighty (180) day period following the effective date of the registration statement of the Company filed under the Securities Act pursuant to such Initial Public Offering; provided that all of (a) the Company's directors and officers, (b) the holders of at least 5% of the outstanding

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Common Stock (or securities convertible into at least 5% of the Common Stock), and (c) the other holders of securities of the Company participating in the underwriting enter into similar agreements.

         Such agreement shall be in writing in a form satisfactory to the Company and such representative. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day period.

         SECTION 9. Rule 144 and 144A Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, except as provided in paragraph (c) below, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                  (a) use its best efforts to comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Registrable Securities by the Holder (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended form time to time, or any successor rule thereto or otherwise);

                  (b) cooperate with the Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any of the Registrable Securities by the Holder; and

                  (c) furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 or Rule 144A (or any successor rule) and, at any time after it has become subject to such reporting requirements, of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration.

         SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

         If to the Company:       Memory Pharmaceuticals Corp.
                                  3960 Broadway, 3rd Floor

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                             New York, NY 10032
                             (212) 781-3030 (Telephone)
                             (212)781-2121 (Fax)
                             Attn: Dr. Axel Unterbeck

         With copies to:     Mintz, Levin, Conn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                             Boston, MA 02111
                             617-542-6000 (Telephone)
                             617-542-2241 (Fax)
                             Attn: Lewis J. Geffen, Esq.

         If to Holder:       Columbia Innovation Enterprise
                             Columbia University
                             Engineering Terrace, Suite 363, Mailcode 2206
                             500 West 120th Street
                             New York, NY 10027
                             (212) 854-8444 (Telephone)
                             (212) 854-8453 (Fax)
                             Attn: Executive Director

         With a copy to:     Office of the General Counsel
                             Columbia University
                             110 Low Memorial Library, Mailcode 4308
                             New York, NY 10027

All notices, requests, consents and other communications hereunder shall be deemed to have been received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above or as so designated, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service or (iv) if sent by registered or certified mail, on the date delivery is made at the address of such party set forth above.

         SECTION 11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         SECTION 12. Modifications and Amendments. The terms and provisions of this Agreement may be amended, modified, supplemented or waived only by written agreement executed by all parties hereto.

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         SECTION 13. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         SECTION 14. Assignment. Neither this Agreement, nor any right or obligation hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties, except that the right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by the Holder to a transferee or assignee of such securities who is not engaged in a business activity competitive with the Company (as reasonably determined by the Company's Board of Directors) and who, after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and similar recapitalization events), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if
(i) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and (ii) the transferee or assignee shall acknowledge in writing that the transferred or assigned Registrable Securities shall remain subject to this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any actin under this Agreement.

         SECTION 15. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, (i) is intended to confer upon any other person any rights or remedies of any

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nature whatsoever under or by reason of this Agreement or (ii) shall be construed to create any rights or obligations except among the parties hereto, and no person shall be regarded as a third-party beneficiary of this Agreement.

         SECTION 16. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         SECTION 17. Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine that any such provision, or portion thereof, is wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         SECTION 18. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

         SECTION 19. Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court of competent jurisdiction.

         SECTION 20. Expenses. Except as expressly provided in Section 5 hereof, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         SECTION 21. Publicity. No party hereto may issue any press release or otherwise make any public statement with respect to any registration that is the subject of this Agreement without the prior written consent of the other parties hereto, except as may be required by applicable law. Prior to making any public disclosure so required by applicable law, the disclosing party shall give the other parties a copy of the proposed disclosure and reasonable opportunity to prescribe or limit the same.

         SECTION 22. Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the day and year first set forth above.

                                   MEMORY PHARMACEUTICALS CORP.

                                   By     /s/ Axel Unterbeck
                                      -----------------------------------
                                   Name:  Axel Unterbeck, Ph.D.
                                   Title: President and Chief Scientific Officer

                                   THE TRUSTEES OF COLUMBIA UNIVERSITY
                                   IN THE CITY OF NEW YORK

                                   By:    /s/ Jack M. Granowitz
                                       ----------------------------------
                                   Name:  Jack M. Granowitz
                                   Title: Executive Director,
                                          Columbia Innovation Enterprise

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